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                      SECURITIES AND EXCHANGE COMMISSION


                            Washington, D.C.  20549

                   ________________________________________

                                   FORM 8-A
                   ________________________________________


               FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                    PURSUANT TO SECTION 12(b) OR (g) OF THE
                        SECURITIES EXCHANGE ACT OF 1934

      Provident Bankshares Corporation                             Provident Trust II
        (Exact name of registrant as                          (Exact name of registrant as
         specified in its charter)                             specified in its charter)

                  Maryland                                              Delaware
  (State of incorporation or organization)              (State of incorporation or organization)


                 52-1518642                                           Applied For
    (IRS Employer Identification Number)                  (IRS Employer Identification Number)

         114 East Lexington Street                             114 East Lexington Street
         Baltimore, Maryland  21202                            Baltimore, Maryland  21202
               (410) 277-7000                                         (410) 277-7000
 (Address and telephone number of principal                 (Address and telephone number of principal
           executive offices)                                            executive offices)
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     If this Form relates to the registration of a class of debt securities and is effective upon filing pursuant to General Instruction A(c)(1), please check
the following box.  [   ]

     If this Form relates to the registration of a class of debt securities and is to become effective simultaneously with the effectiveness of a concurrent registration statement under the Securities Act of 1933 pursuant to General
Instruction A(c)(2), please check the following box.  [   ]

      Securities to be registered pursuant to Section 12(b) of the Act:


                                 None

      Securities to be registered pursuant to Section 12(g) of the Act:


         ___% Trust Preferred Securities of Provident Trust II
    Guarantee thereof by Provident Bankshares Corporation, and __% Junior
Subordinated Deferrable Interest Debentures of Provident Bankshares Corporation
                               (Title of class)
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Item 1.    Description of Registrant's Securities to be Registered.
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     For a full description of the ___% Trust Preferred Securities (the
"Preferred Securities") issued by Provident Trust II, a Delaware statutory business trust (the "Trust") the guarantee with respect to the Preferred
Securities by Provident Bankshares Corporation, a Maryland corporation (the
"Company"), and the __% Junior Subordinated Deferrable Interest Debentures of
the Company, all of which are being registered hereby, reference is made to the information contained under the captions "Description of the Preferred
Securities," "Description of the Subordinated Debentures," and "Description of
the Guarantee" in the Prospectus that forms part of the Registrant Statement
(Registration Nos. 333-30678 and 333-30678-01) (the "Registration Statement")
filed by the Company and the Trust with the Securities and Exchange Commission
("SEC") on February 18, 2000 under the Securities Act of 1933, as amended (the
"Act"). The information contained in the Registration Statement and the
Prospectus, as such may be hereafter amended, is hereby incorporated herein by reference. Definitive copies of the Prospectus describing the Preferred
Securities will be filed pursuant to Rule 430A or pursuant to an amendment to the Registration Statement under the Act and shall be deemed to be incorporated by reference into this Registration Statement on Form 8-A.

Item 2.    Exhibits.
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Exhibit Number  Description
--------------  -----------

     2.1        Certificate of Trust of Provident Trust II. Incorporated by
                reference to Exhibit 4.2 to the Registration Statement
     2.2        Form of Amended and Restated Declaration of Trust of Provident
                Trust II  Incorporated by reference to Exhibit 4.2 to the
                Registration Statement
     2.3        Form of Preferred Security Certificate of Provident Trust II.
                Incorporated by reference to Exhibit 4.2 to the Registration
                Statement (included as an exhibit to Exhibit 4.2 of the
                Registration Statement)
     2.4        Form of Preferred Securities Guarantee Agreement for Provident
                Trust II Incorporated by reference to Exhibit 4.3 of the
                Registration Statement
     2.5        Form of Indenture between Provident Bankshares Corporation and
                Bankers' Trust, as Trustee. Incorporated by reference to Exhibit
                4.1 to the Registration Statement
     2.6        Form of Junior Subordinated Debenture. Incorporated by reference to Exhibit 4.1 to the Registration Statement
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                                 SIGNATURES

     Pursuant to the requirement of Section 12 of the Securities Exchange Act of 1934, the Registrants have duly caused this Registration Statement to be signed on their behalf by the undersigned, thereunto duly authorized.

Dated: February 18, 2000          PROVIDENT BANKSHARES CORPORATION

                                  By:  /s/ Peter M. Martin
                                       --------------------------------------
                                       Peter M. Martin
                                       Chairman of the Board, President and
                                       Chief Executive Officer


                                  PROVIDENT TRUST II

                                  By:  /s/ Robert L. Davis
                                       --------------------------------------
                                       Robert L. Davis
                                       Administrative Trustee


                                  By:  /s/ Dennis A. Starliper
                                       --------------------------------------
                                       Dennis A. Starliper
                                       Administrative Trustee